SCHEDULE 13G

CUSIP No. 63009R109	Page 16 of 17 Pages

Exhibit A

Joint Filing Agreement

The undersigned agree that this Schedule 13G, and all amendments thereto, relating to the Common Stock of NanoString Technologies, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

OVP Venture Partners VI, L.P.
By: OVMC VI, L.L.C., as General Partner

/s/ Charles P. Waite, Jr.
Name: Charles P. Waite, Jr.
Title: Managing Member

OVP VI Entrepreneurs Fund, L.P.
By: OVMC VI, L.L.C., as General Partner

/s/ Charles P. Waite, Jr.
Name: Charles P. Waite, Jr.
Title: Managing Member

OVP Venture Partners VII, L.P.
By: OVMC VII, L.L.C., as General Partner

/s/ Charles P. Waite, Jr.
Name: Charles P. Waite, Jr.
Title: Managing Member

OVP VII Entrepreneurs Fund, L.P.
By: OVMC VII, L.L.C., as General Partner

/s/ Charles P. Waite, Jr.
Name: Charles P. Waite, Jr.
Title: Managing Member

OVMC VI, L.L.C.

/s/ Charles P. Waite, Jr.
Name: Charles P. Waite, Jr.
Title: Managing Member

OVMC VII, L.L.C.

/s/ Charles P. Waite, Jr.
Name: Charles P. Waite, Jr.
Title: Managing Member

SCHEDULE 13G

CUSIP No. 63009R109	Page 17 of 17 Pages

CHARLES P. WAITE, JR.

/s/ Charles P. Waite, Jr.

GERARD H. LANGELER

/s/ Gerard H. Langeler

BILL FUNCANNON

/s/ Bill Funcannon